Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into effective as of October 18, 2016 (the "Effective Date"), by and between EVOLUTION PETROLEUM CORPORATION, a Nevada corporation ("Borrower"), and MIDFIRST BANK, a federally chartered savings association ("Lender").
RECITALS
A.Borrower and Lender are parties to that certain Credit Agreement dated as of April 11, 2016 (the "Existing Credit Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to them in the Existing Credit Agreement.
B.The Borrower and the Lender have agreed to modify the timing of certain reporting requirements.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS AND REFERENCES
Section 1.1    Terms Defined in the Existing Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Existing Credit Agreement shall have the same meanings whenever used in this Amendment.
Section 1.2    Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
“Amendment” means this First Amendment to Credit Agreement.
“Amendment Closing Date” means October ,, 2016.
“Amendment Documents” means this Amendment and all other Loan Documents executed and delivered in connection herewith.
“Credit Agreement” means the Existing Credit Agreement as amended hereby.
ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT
Section 2.1    Amendments to Article 4 of the Existing Credit Agreement. .
(a)Section 4.02(a) of the Existing Credit Agreement, Periodic Determinations of Borrowing Base, is hereby amended and restated in its entirety as follows:
4.02    Periodic Determinations of Borrowing Base. (a) The Borrowing Base shall be redetermined as of May 15 and November 15 of each year. On or before March 1 of each

First Amendment to Credit Agreement

year, Borrower shall furnish Lender a Reserve Report as of the preceding January 1 prepared by Borrower’s internal engineering staff covering the Proved Mineral Interests in all of the oil and gas properties of Borrower, including the Mortgaged Properties and a summary of all commodity Swap Contracts then in existence entered into by any Loan Party (including, for each commodity Swap Contract, the tenor, volume and fixed price thereof). On or before October 1 of each year beginning in 2016, Borrower shall furnish Lender a Reserve Report as of the preceding July 1 prepared by an independent reservoir engineer reasonably acceptable to Lender (an “Independent Engineer”) covering the Proved Mineral Interests in all of the oil and gas properties of Borrower, including the Mortgaged Properties and a summary of all commodity Swap Contracts then in existence entered into by any Loan Party (including, for each commodity Swap Contract, the tenor, volume and fixed price thereof). Upon receipt of each such Reserve Report, Lender shall make a determination of the Borrowing Base which shall become effective in accordance with the procedure set forth in Section 4.04 and subsequent written notification from Lender to Borrower, and which, subject to the other provisions of this Agreement shall be the Borrowing Base until the effective date of the next redetermination as provided in this Article IV.
Section 2.2    Amendments to Article 7 of the Existing Credit Agreement.
(a)    Paragraph “(d)” of Section 7.02 of the Existing Credit Agreement, Financial Statements, is hereby amended and restated in its entirety as follows:
(d)    (i) on or before March 1 of each year, a Reserve Report prepared by Borrower’s internal engineers effective as of the preceding January 1, (ii) on or before October 1 of each year, a Reserve Report independent reservoir engineers acceptable to Lender effective as of the preceding July 1 and prepared by Borrower's independent petroleum engineering firm valuing the Mineral Properties utilizing economic and pricing parameters used by the Lender as established from time to time, together with such other information, reports and data concerning the value of Mineral Properties as the Lender shall deem reasonably necessary to determine the value of such Mineral Properties certified by the President or other Responsible Officer, and (iii) with each Reserve Report, a schedule comparing the net revenue interests of each well, lease or unit mortgaged to Lender as reflected on each applicable Collateral Document, to the net revenue interests for such properties reflected in the Reserve Report, along with an explanation as to any material discrepancies between the two net revenue interest disclosures;
ARTICLE III

CONDITIONS OF EFFECTIVENESS
Section 3.1    Effective Date. This Amendment shall become effective as of the date first above written when and only when:
(a)    Amendment Documents. Lender shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Lender, and (ii) in such numbers as Lender or its counsel may reasonably request.
(b)    Certificate. Lender shall have received a certificate of the a Responsible Officer of Borrower certifying as of the date of this Amendment (i) that there have been no changes to its Organizational Documents since the Closing Date, and (ii) that there are no resolutions or other action of Borrower prohibiting the transactions described in this Amendment.

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(c)    Other Documentation. Lender shall have received all documents and instruments which Lender has then reasonably requested, in addition to those described in this Section 4.1. All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date.
(d)    No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.
ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of Borrower. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that:
(a)    All representations and warranties made by Borrower in any Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of time of the effectiveness hereof as if such representations and warranties had been made as of the time of the effectiveness hereof (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).
(b)    Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Amendment Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder and will provide Lender with any approval thereof at the next scheduled meeting of Borrower’s board of directors.
(c)    The execution and delivery by Borrower of the Amendment Documents to which it is a party, the performance by Borrower of its obligations under such Amendment Documents, and the consummation of the transactions contemplated by such Amendment Documents, do not and will not (a) conflict with, violate or result in a breach of any provision of (i) to Borrower’s knowledge, any Law, (ii) Borrower’s Organization Documents, or (iii) any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, (b) result in the acceleration of any Indebtedness owed by Borrower, or (c) result in or require the creation of any Lien upon the assets or properties of Borrower except as expressly contemplated or permitted in the Loan Documents. Except (x) as expressly contemplated in the Amendment Documents and (y) such as have been obtained or made and are in full force and effect, to Borrower’s knowledge, no permit, consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required on the part of or in respect of Borrower in connection with the execution, delivery or performance by Borrower of any Amendment Document or to consummate any transactions contemplated by the Amendment Documents.
(d)    This Amendment is, and the other Amendment Documents when duly executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.

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ARTICLE V

MISCELLANEOUS
Section 5.1    Ratification of Agreements. The Existing Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Existing Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.
Section 5.2    Survival of Agreements. All of Borrower’s various representations, warranties, covenants and agreements in the Amendment Documents shall survive the execution and delivery thereof and the performance thereof, including the making or granting of the Loans and the delivery of the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender’s obligations to Borrower are terminated.
Section 5.3    Waiver of Jury Trial. BORROWER AND LENDER (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND THE LENDER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE LENDER AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.
Section 5.4    Interpretive Provisions. Section 1.2 of the Existing Credit Agreement is incorporated herein by reference herein as if fully set forth.
Section 5.5    Loan Documents. The Amendment Documents are each a Loan Document, and all provisions in the Existing Credit Agreement pertaining to Loan Documents apply thereto.
Section 5.6    Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Texas.
Section 5.7    Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. The Amendment Documents may be validly executed by facsimile or other electronic transmission.
THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

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Signature Page to First Amendment to Credit Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EVOLUTION PETROLEUM
CORPORATION

By:	/s/ Randy Keys
Name:	Randy Keys
Title:	Chief Executive Officer

MIDFIRST BANK

By:	/s/ Chay Kramer
Name:	Chay Kramer
Title:	First Assistant Vice President

By:	/s/ Steve Griffin
Name:	Steve Griffin
Title:	Senior Vice President

5	First Amendment to Credit Agreement